UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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On Deck Capital, Inc.

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1400 Broadway, 25th Floor

New York, New York 10018

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Wednesday, May 13, 2015

Dear OnDeck Stockholders:

We are pleased to invite you to attend our 2015 Annual Meeting of Stockholders to be held on May 13, 2015 at 10:00 a.m. New York time at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 1301 Avenue of the Americas, 40th Floor, New York, New York 10019. At the Annual Meeting, we will ask you to consider the following proposals:

•	To elect two Class I directors;

•	To ratify the appointment of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2015; and

•	To transact such other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Stockholders of record as of March 14, 2015 may vote at the Annual Meeting or any postponements or adjournments of the meeting.

This notice of annual meeting, proxy statement, and form of proxy are being made available on or about March 27, 2015.

Your vote is important. Whether or not you plan to attend the meeting in person, we would like for your shares to be represented. Please vote as soon as possible.

Sincerely,

/s/ Noah Breslow
Noah Breslow Chairman and Chief Executive Officer

New York, New York

March 27, 2015

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 13, 2015: This Proxy Statement, along with the 2015 Annual Report to Stockholders, is available at the following website: www.envisionreports.com/ONDK.

PROXY STATEMENT

2015 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Wednesday, May 13, 2015

i

GENERAL INFORMATION

Q:	Why am I receiving these materials?

A:	This Proxy Statement is furnished to you by the Board of Directors of On Deck Capital, Inc. (the “Board” or “Board of Directors”) and contains information related to the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 13, 2015 beginning at 10:00 a.m. New York time at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 1301 Avenue of the Americas, 40th Floor, New York, New York 10019, and at any postponements or adjournments thereof. References in this Proxy Statement to “we,” “us,” “our,” “the Company” or “OnDeck” refer to On Deck Capital, Inc.

Q:	What is included in these materials?

A:	These materials include this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the Securities and Exchange Commission (the “SEC”) on March 27, 2015 (the “Annual Report”). These materials were first made available to you on the Internet on or about March 27, 2015. Our principal executive offices are located at 1400 Broadway, 25th Floor, New York, New York 10018 and our telephone number is (888) 269-4246. We maintain a website at www.ondeck.com. The information on our website is not a part of this Proxy Statement.

Q:	What items will be voted on at the Annual Meeting?

A:	Stockholders will vote on the following items at the Annual Meeting:

•	to elect David Hartwig and Neil E. Wolfson as Class I directors;

•	to ratify the appointment of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2015; and

•	to transact such other business that may properly come before the Annual Meeting or at any adjournment or postponement thereof.

Q:	How does the Board of Directors recommend I vote on these proposals?

A:	The Board recommends a vote:

•	FOR the election of David Hartwig and Neil E. Wolfson as Class I directors; and

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2015.

Q:	Who is making this solicitation?

A:	The proxy for the Annual Meeting is being solicited on behalf of OnDeck’s Board of Directors.

Q:	Who pays for the proxy solicitation process?

A:	OnDeck will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by telephone or facsimile. None of these individuals will receive any additional or special compensation for doing this, although we may reimburse these individuals for their reasonable out-of-pocket expenses.

We do not expect to, but have the option to, retain a proxy solicitor. If we engage a proxy solicitor, we expect that the fees for such solicitor would be less than $20,000. Our Board members, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone. We may also solicit proxies by email from stockholders who are our employees or who requested to receive or received proxy materials electronically.

Q:	Who may vote at the Annual Meeting?

A:	Stockholders of record as of the close of business on March 14, 2015 (the “Record Date”) are entitled to receive notice of, to attend, and to vote at the Annual Meeting. As of the Record Date, there were 69,434,393 shares of OnDeck’s common stock issued and outstanding, held by 286 holders of record. Each share of OnDeck’s common stock is entitled to one vote on each matter.

Q:	What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

A:	Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered the stockholder of record with respect to those shares, and these proxy materials were sent directly to you by OnDeck.

Beneficial Owner of Shares Held in Street Name.    If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and these proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account.

Q:	If I am a stockholder of record of OnDeck’s shares, how do I vote?

A:	If you are a stockholder of record, there are four ways to vote:

•	In person. You may vote in person at the Annual Meeting. The Company will give you a ballot when you arrive.

•	Via the Internet. You may vote by proxy via the Internet by following the instructions found on the proxy card.

•	By Telephone. You may vote by proxy by calling the toll free number found on the proxy card.

•	By Mail. You may vote by proxy by filling out the proxy card and returning it in the envelope provided.

Please note that the Internet and telephone voting facilities will close at 1:00 a.m. New York time on May 13, 2015.

Q:	If I am a beneficial owner of shares held in street name, how do I vote?

A:	If you are a beneficial owner of shares held in street name, you should have received from your broker, bank, trustee or other nominee instructions on how to vote or instruct the broker to vote your shares, which are generally contained in a “vote instruction form” sent by the broker, bank, trustee or other nominee. Please follow their instructions carefully. Street name stockholders may generally vote by one of the following methods:

•	In person. If you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy to you by your broker, bank, trustee, or other nominee.

•	Via the Internet. You may vote by proxy via the Internet by following the instruction form provided to you by your broker, bank, trustee, or other nominee.

•	By Telephone. You may vote by proxy by calling the toll free number found on the vote instruction form provided to you by your broker, bank, trustee, or other nominee.

•	By Mail. You may vote by proxy by filling out the vote instruction form and returning it in the envelope provided to you by your broker, bank, trustee, or other nominee.

Q:	If I submit a proxy, how will it be voted?

A:

When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described below under “Can I change my vote or revoke my proxy?”

Q:	What should I do if I get more than one proxy or voting instruction card?

A:	Stockholders may receive more than one set of voting materials, including multiple copies of these proxy materials and multiple proxy cards or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account may receive separate sets of proxy materials for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one set of proxy materials. You should vote in accordance with all of the proxy cards and voting instruction cards you receive relating to our Annual Meeting to ensure that all of your shares are counted.

Q:	Can I change my vote or revoke my proxy?

A:	You may change your vote or revoke your proxy at any time prior to the taking of the vote at the Annual Meeting.

If you are the stockholder of record, you may change your vote by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) providing a written notice of revocation to OnDeck’s Corporate Secretary at On Deck Capital, Inc., 1400 Broadway, 25th Floor, New York, New York 10018 prior to your shares being voted, or (3) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or vote in person at the Annual Meeting.

For shares you hold beneficially in street name, you may generally change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Q:	Can I attend the meeting in person?

A:	You are invited to attend the Annual Meeting if you are a registered stockholder or a street name stockholder as of March 14, 2015, the Record Date. In order to enter the Annual Meeting, you must present a form of photo identification acceptable to us, such as a valid driver’s license or passport. If you hold your shares beneficially in street name, you will need to provide proof of stock ownership as of the Record Date. Please note that since a street name stockholder is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. Please be aware that attendance at the Annual Meeting will not, by itself, revoke a proxy.

Q:	How many shares must be present or represented to conduct business at the Annual Meeting?

A:	At the Annual Meeting, the presence in person or by proxy of a majority of the aggregate voting power of the stock issued and outstanding and entitled to vote at the Annual Meeting is required for the Annual Meeting to proceed. If you have returned valid proxy instructions or attend the Annual Meeting in person, your shares of Common Stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the meeting.

Q:	What is the voting requirement to approve each of the proposals?

A:	Each director is elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors at the Annual Meeting. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected as Class I directors to serve until the 2018 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Abstentions and broker non-votes will have no effect on the outcome of the vote.

The ratification of the appointment of Ernst & Young LLP as our independent registered public accountants requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on such proposal. Abstentions are treated as shares present and entitled to vote for purposes of such proposal and, therefore, will have the same effect as a vote “against” the proposal. Broker non-votes will not count as votes cast for purposes of this proposal.

Q:	What are broker non-votes?

A:	Broker non-votes are shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will nevertheless have discretion to vote your shares on our sole “routine” matter—the ratification of the appointment of the Company’s independent registered public accounting firm. Your broker will not have discretion to vote on the election of directors absent direction from you.

Q:	Who will tabulate the votes?

A:	OnDeck’s Corporate Secretary will serve as the Inspector of Election and will tabulate the votes at the Annual Meeting.

Q:	What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?

A:	Stockholder Proposals: Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders by submitting their proposals in writing to OnDeck’s Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2016 Annual Meeting of Stockholders, the Corporate Secretary of OnDeck must receive the written proposal at our principal executive offices no later than November 30, 2015. If we hold our 2016 Annual Meeting of Stockholders more than 30 days before or after May 13, 2016 (the one-year anniversary date of the 2015 Annual Meeting of Stockholders), we will disclose the new deadline by which stockholders proposals must be received under Item 5 of Part II of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably determined to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

Proposals should be addressed to On Deck Capital, Inc., Attn: Corporate Secretary, 1400 Broadway, 25th Floor, New York, New York 10018.

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting is business that is (1) pursuant to our proxy materials with respect to such meeting, (2) by or at the direction of our Board of Directors, or (3) by a stockholder who is a stockholder of record both at the time the stockholder provides proper written notice of the proposal which the stockholder seeks to present at our annual meeting and on the record date for the determination of stockholders entitled to vote at the annual meeting, and who has timely complied in proper written form with the notice procedures set forth in our amended and restated bylaws. In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to our amended and restated bylaws and applicable law. To be timely for our 2016 Annual Meeting of Stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:

•	not earlier than the close of business on January 12, 2016, and

•	not later than the close of business on February 11, 2016.

If we hold our 2016 Annual Meeting of Stockholders more than 30 days before or more than 60 days after May 13, 2016 (the one-year anniversary date of the 2015 Annual Meeting of Stockholders), then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received by our Corporate Secretary at our principal executive offices:

•	not earlier than the close of business on the 120th day prior to such annual meeting, and

•	not later than the close of business on the later of (i) the 90th day prior to such annual meeting, and (ii) the tenth day following the day on which public announcement of the date of such annual meeting is first made.

To be in proper written form, a stockholder’s notice to the Corporate Secretary shall set forth as to each matter of business the stockholder intends to bring before the annual meeting (1) a brief description of the business intended to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and address of the stockholder(s) and their associated person(s) proposing such business, (3) the class and number of shares of the Company which are held of record or are beneficially owned by the stockholder(s) and their associated person(s), (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder(s) or their associated person(s) with respect to any securities of the Company, and a description of any other similar agreement, arrangement or understanding, the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder and any associated person(s) with respect to any securities of the Company (5) any material interest of the stockholder(s) and their associated person(s) in such business and (6) a statement whether such stockholder(s) or their associated person(s) will deliver a proxy statement and form of proxy to the Company’s stockholders holding at least the percentage of the voting power of the Company’s voting shares required under applicable law to carry the proposal. In addition, to be in proper written form, a stockholder’s notice to the Corporate Secretary must be supplemented not later than ten days following the record date to disclose the information contained in clauses (3) and (4) in this paragraph as of the record date. A stockholder’s “associated person” is defined as (1) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (2) any beneficial owner of shares of stock of the Company owned of record or beneficially by such stockholder and on whose behalf the proposal or nomination, as the case may be, is being made, or (3) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (1) and (2).

Nomination of Director Candidates:    Pursuant to our Corporate Governance and Nominating Committee Policies and Procedures for Director Candidates, stockholders holding at least one percent (1%) of the fully diluted capitalization of OnDeck continuously for at least 12 months may propose director candidates for consideration by our Corporate Governance and Nominating Committee. A stockholder that wants to recommend a candidate for election to the Board should direct the recommendation in writing by letter to the Company, attention of the Corporate Secretary, at 1400 Broadway, 25th Floor, New York, New York 10018. The recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and the Company and evidence of the recommending stockholder’s ownership of Company stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for Board membership.

In addition, our amended and restated bylaws permit eligible stockholders to nominate directors for election at an annual meeting of stockholders. To be eligible, a stockholder must be a stockholder of record both at the time the stockholder provides proper written notice of the proposed nomination and as of the record date determining stockholders entitled to vote at the annual meeting. Nominations by eligible stockholders must also be in proper written form in compliance with our amended and restated bylaws as summarized below.

To be in proper written form, a stockholder’s notice to the Corporate Secretary shall set forth, as to each nominee whom the stockholder proposes to nominate for election or re-election as a director: (1) the name, age, business address and residence address of the nominee, (2) the principal occupation or employment of the nominee, (3) the class and number of shares of the Company that are held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee, (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the Company, and a description of any other agreement, arrangement or understanding, the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee, (5) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons pursuant to which the nominations are to be made by the stockholder relating to the nominee’s potential service on the Board of Directors, (6) a written statement executed by the nominee acknowledging that as a director of the Company, the nominee will owe a fiduciary duty under Delaware law with respect to the Company and its stockholders, and (7) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected). As to such stockholder(s) giving notice of the director nomination, such notice must also include the following information as to the stockholder and any stockholder associated person: (1) the name and address of the stockholder(s) and their associated person(s) proposing such nominations, (2) the class and number of shares of the Company which are held of record or are beneficially owned by the stockholder(s) and their associated person(s), (3) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder(s) or their associated person(s) with respect to any securities of the Company, and a description of any other similar agreement, arrangement or understanding, the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder and any associated person(s) with respect to any securities of the Company, (4) any material interest of the stockholder(s) and their associated person(s) in such nominations and (5) a statement whether either such stockholder or any associated person(s) will deliver a proxy statement and form of proxy to stockholders holding at least the percentage of the Company’s voting shares reasonably believed by such stockholder or associated person to be necessary to elect or re-elect such nominee(s). In addition, to be in proper written form, a stockholder’s notice to the Corporate Secretary must be supplemented not later than ten days following the record date to disclose the information contained in clauses (2) and (3) in this paragraph as of the record date. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in our proxy statement.

Copy of Bylaw Provisions:    Our amended and restated bylaws were filed as Exhibit 3.2 to our Form 8-K filed on December 22, 2014. A link to this filing is available on our investor relations website at https://investors.ondeck.com. You may also contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. The bylaws, and not the foregoing summary, together with applicable law control stockholder actions and nominations relating to our annual meetings.

Q:	I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

A:	The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process is commonly referred to as “householding.”

Brokers with account holders who are OnDeck stockholders may be householding our proxy materials. A single set of proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you notify your broker or OnDeck that you no longer wish to participate in householding.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: Investor Relations, On Deck Capital, Inc., 1400 Broadway, 25th Floor, New York, New York 10018 or (3) contact our Investor Relations department by email at ir@ondeck.com or by telephone at (888) 269-4246. Stockholders who currently receive multiple copies of the proxy statement or annual report at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

Q:	What if I have questions about my OnDeck shares or need to change my mailing address?

A:	You may contact our transfer agent, Computershare Trust Company, N.A., by telephone at 1-800-736-3001 (U.S.) or +1-781-575-3100 (outside the U.S.), or by email at web.queries@computershare.com, if you have questions about your OnDeck shares or need to change your mailing address.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Executive Officers and Directors

The following table sets forth the names, ages and positions of our executive officers and directors as of February 28, 2015:

Name	Age	Position
Executive Officers
Noah Breslow	39	Chief Executive Officer and Chairman
James Hobson	39	Chief Operating Officer
Howard Katzenberg	36	Chief Financial Officer
Cory Kampfer	37	Chief Legal Officer
Non-Employee Directors
James D. Robinson III	79	Lead Independent Director
David Hartwig	41	Director
J. Sanford Miller	65	Director
Jane J. Thompson	63	Director
Ronald F. Verni	66	Director
Neil E. Wolfson	50	Director

Executive Officers

Noah Breslow has served as our Chief Executive Officer and Chairman of the Board of Directors since June 2012 and as our Chief Operating Officer from October 2011 to June 2012, our Chief Product Officer from October 2009 to September 2011, our Senior Vice President, Products and Technology from March 2008 to September 2009, and our Vice President, Products and Technology from June 2007 to February 2008. Prior to joining us, Mr. Breslow was Vice President of Marketing and Product Management for Tacit Networks, Inc., a provider of wide area network optimization solutions, from December 2003 through January 2007. Mr. Breslow holds an S.B. in Computer Science and Engineering from the Massachusetts Institute of Technology and an M.B.A. with distinction from Harvard Business School.

We believe Mr. Breslow is qualified to serve as a member of the Board of Directors because of his substantial operational and business strategy expertise gained from serving as our Chief Executive Officer and because of his extensive experience in the technology industry.

James Hobson has served as our Chief Operating Officer since June 2012 and as our Senior Vice President, Strategic Partnerships and Platform Solutions from July 2011 to June 2012. Prior to joining us, Mr. Hobson was with Iqor, Inc., a global business process outsourcing company, from November 2008 to July 2011, where he served in various executive positions, most recently as Senior Vice President, Technology Operations. Mr. Hobson holds a B.A. in Economics from Hamilton College and an M.B.A. with high distinction from Harvard Business School.

Howard Katzenberg has served as our Chief Financial Officer since June 2012 and has led our finance department since 2009. From March 2008 to October 2009, he served in various other financial and strategic roles for the Company. Prior to joining us, Mr. Katzenberg was a consultant for Swift Financial Corporation, a small business lending firm, from December 2006 to January 2008. In addition, Mr. Katzenberg worked at American Express Company, where he worked in OPEN, its small business division, as well as the company’s venture capital group from 2000 to 2004. Mr. Katzenberg holds a B.S. in Business from Cornell University—Dyson School of Applied Economics and Management and an M.B.A. from the Wharton School of the University of Pennsylvania.

Cory Kampfer has served as our Chief Legal Officer since March 2015 and prior to that, as our General Counsel since November 2011. Prior to joining us, Mr. Kampfer was an associate at Paul, Weiss, Rifkind, Wharton & Garrison LLP from February 2007 to November 2011. Mr. Kampfer holds a B.B.A. in International

Business from the University of Georgia, where he graduated First in Class, an M.B.A. from Duke’s Fuqua School of Business and a J.D. from the Duke University School of Law.

Board of Directors

James D. Robinson III is our lead independent director and has served as a member of the Board of Directors since December 2007. Since August 1994 Mr. Robinson has been a General Partner of RRE Ventures, a venture capital firm he co-founded and our largest stockholder. He also serves as President of J.D. Robinson, Inc., a strategic advisory firm. Mr. Robinson served as non-executive Chairman of the Board of Bristol-Myers Squibb Company from June 2005 to May 2008, having been a member of its Board for over thirty years. Mr. Robinson served as Chairman and Chief Executive Officer of American Express Company for more than sixteen years from April 1977 to February 1993. He has served as a director of the Coca-Cola Company, a multinational beverage company, since 1975 and will not stand for re-election at their annual meeting in April 2015. Mr. Robinson holds a B.S. in Industrial Management from Georgia Institute of Technology and an M.B.A. from Harvard Business School.

We believe Mr. Robinson is qualified to serve as a member of the Board of Directors and as our lead independent director because of his substantial public company leadership and corporate governance experience, high level of financial literacy, and distinguished career in the banking, finance and venture capital industries, including over 20 years of experience at American Express Company.

David Hartwig has served as a member of the Board of Directors since December 2010. Since January 2011, Mr. Hartwig has been a Managing Director of Sapphire Ventures (f/k/a SAP Ventures), a venture capital firm he joined in November 2006. Mr. Hartwig holds a B.S.E. in Operations Research with honors from Princeton University and an M.B.A. from the University of California, Berkeley.

We believe Mr. Hartwig is qualified to serve as a member of the Board of Directors because of his significant corporate finance and business expertise gained from his experience in the venture capital industry, including his time spent serving on the boards of directors of various private technology companies.

J. Sanford Miller has served as a member of the Board of Directors since February 2013. Since April 2006, Mr. Miller has been a General Partner of Institutional Venture Partners, or IVP, a venture capital firm. Prior to joining IVP, Mr. Miller was a Senior Partner with 3i, a venture capital firm, from July 2001 to April 2006. Earlier in his career, Mr. Miller was a technology investment banker, management consultant and corporate lawyer. Mr. Miller holds a B.A. in Speech and Drama from the University of Virginia and an M.B.A. and J.D. from Stanford University.

We believe Mr. Miller is qualified to serve as a member of the Board of Directors because of his extensive corporate governance, corporate finance and business development expertise gained from his distinguished career in the venture capital and technology industries and from his experience serving on the boards of several public companies.

Jane J. Thompson has served as a member of the Board of Directors since August 2014. Ms. Thompson has been the Chief Executive Officer of Jane J. Thompson Financial Services LLC, a management consulting firm that she founded, since July 2011. Ms. Thompson served as President, Financial Services, of Wal-Mart Stores, Inc., from May 2002 to June 2011. Previously, she led the Sears Credit, Sears Home Services and Sears Online groups within Sears, Roebuck & Company, and was a partner with McKinsey & Company, Inc. advising consumer companies. Ms. Thompson currently serves as a director of The Fresh Market, Inc., a specialty food retailer, Navient Corporation, a loan management, servicing and asset recovery company, VeriFone Systems, Inc., a provider of electronic payment solutions and Blackhawk Network Holdings, Inc., a prepaid payment network company. Ms. Thompson has also served as an advisor to the Consumer Financial Protection Bureau since September 2012. Ms. Thompson holds a B.B.A. in Marketing from the University of Cincinnati and an M.B.A. from Harvard Business School.

We believe Ms. Thompson is qualified to serve as a member of the Board of Directors because of her experience in mass-market consumer financial services and over 30 years in senior executive and management positions with large, publicly traded companies, combined with additional leadership roles serving as advisor to regulatory and not-for-profit agencies. This experience, as well as Ms. Thompson’s service as a director of public companies, enables her to bring expertise in the areas of operation and finance, financial services and consumer insights.

Ronald F. Verni has served as a member of the Board of Directors since May 2012. Mr. Verni has mentored startup companies and worked with high technology incubator entities since July 2008. He previously served on the board of directors of Kewill, plc from June 2011 to June 2012. He was Chief Executive Officer of Corrigo, Inc., a software as a service, or SaaS, company, from January 2008 to June 2008. From September 1999 to October 2007, Mr. Verni was President and Chief Executive Officer of Sage Software, Inc., a management and software services company, and a member of the board of directors of the Sage Group, plc. Mr. Verni holds a B.S. in Engineering and Management from Clarkson University.

We believe Mr. Verni is qualified to serve as a member of the Board of Directors because of his public company leadership and corporate governance experience and his business strategy expertise gained from his substantial experience in the technology industry.

Neil E. Wolfson has served as a member of the Board of Directors since April 2011. Since January 2009, Mr. Wolfson has been President of SF Capital Group, LLC, an investment firm. From July 2004 to December 2008, Mr. Wolfson served as Chief Investment Officer and President of Wilmington Trust Investment Management, an investment management firm. Earlier in his career, Mr. Wolfson was a partner at KPMG LLP, an audit, tax and advisory services firm, and the Chief Investment Officer of the Analytical Investment Strategies Group and Managing Director of the PRIME Asset Consulting Group at Kidder, Peabody and Co., a securities firm. Mr. Wolfson is a Chartered Financial Analyst and holds a B.S. in Management and an M.B.A. in Finance from New York University.

We believe Mr. Wolfson is qualified to serve as a member of the Board of Directors because of his extensive corporate finance experience gained from his time in the investment management industry.

Board Composition

Our business and affairs are managed under the direction of our Board of Directors. The number of directors is fixed by our Board of Directors, subject to the terms of our amended and restated certificate of incorporation and amended and restated bylaws. Our Board of Directors currently consists of seven directors, six of whom qualify as “independent” under the New York Stock Exchange listing standards.

In accordance with our amended and restated certificate of incorporation and our amended and restated bylaws, our Board of Directors is divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Our directors are divided among the three classes as follows:

•	the Class I directors are Messrs. Hartwig and Wolfson, and their terms will expire at the annual meeting of stockholders to be held in 2015, and they are standing for re-election at this annual meeting of stockholders;

•	the Class II directors are Messrs. Miller and Robinson, and their terms will expire at the annual meeting of stockholders to be held in 2016; and

•	the Class III directors are Messrs. Breslow and Verni and Ms. Thompson, and their terms will expire at the annual meeting of stockholders to be held in 2017.

The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change of control. Under Delaware law, our directors may be removed for cause by the affirmative vote of the holders of a majority of our outstanding voting stock. Directors may not be removed by our stockholders without cause.

Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

Board Meetings and Director Communications

During fiscal year 2014, the Board of Directors held 6 meetings. During fiscal year 2014, each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of the Board of Directors on which he or she served during the periods that he or she served. Directors are also encouraged to attend annual meetings of the stockholders of the Company.

Stockholders and other interested parties may communicate with the non-management members of the Board of Directors by mail to the Company’s principal executive offices addressed to the intended recipient and care of our Chief Legal Officer. Our Chief Legal Officer will review all incoming stockholder communications (except for mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive or otherwise inappropriate material) and route such communications as appropriate to member(s) of the Board of Directors.

Director Independence

Our Board of Directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our Board of Directors determined that none of Messrs. Robinson, Hartwig, Miller, Verni and Wolfson and Ms. Thompson has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing standards of the New York Stock Exchange. In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director or affiliated entities, and the transactions involving them described under “Certain Relationships and Related Transactions.” The Board of Directors also determined that each director other than Mr. Breslow is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code, as amended.

Board Committees

Our Board of Directors currently has an audit committee, a compensation committee, a corporate governance and nominating committee and a risk management committee. The composition and responsibilities of each of the committees of our Board of Directors is described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors.

Audit Committee

Our audit committee is comprised of Messrs. Hartwig and Wolfson and Ms. Thompson. Mr. Wolfson serves as our audit committee chairperson. The composition of our audit committee meets the requirements for independence of audit committee members under current New York Stock Exchange listing standards and SEC rules and regulations. Each member of our audit committee meets the financial literacy requirements of the current listing standards. In addition, our Board of Directors has determined that Mr. Wolfson is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”). During fiscal year 2014, the audit committee held five meetings. The responsibilities of our audit committee include, among other things:

•	selecting and hiring the independent registered public accounting firm to audit our financial statements;

•	helping to ensure the independence and performance of the independent registered public accounting firm;

•	approving audit and non-audit services and fees;

•	reviewing financial statements and discussing with management and the independent registered public accounting firm our annual audited and quarterly financial statements;

•	reviewing results of the independent audit and the quarterly reviews, and the reports and certifications regarding internal controls over financial reporting and disclosure controls;

•	preparing the audit committee report that the SEC requires to be included in our annual proxy statement;

•	reviewing reports and communications from the independent registered public accounting firm;

•	reviewing the adequacy and effectiveness of our internal controls and disclosure controls and procedures;

•	reviewing related party transactions; and

•	establishing and overseeing procedures for the receipt, retention and treatment of accounting related complaints and the confidential submission by our employees of concerns regarding questionable accounting or auditing matters.

Our audit committee was established in accordance with, and operates under a written charter that satisfies, the applicable rules of the SEC and the listing standards of the New York Stock Exchange. A copy of the charter of our audit committee is available on the Investors section of our website at http://investors.ondeck.com/governance.

Compensation Committee

Our compensation committee is comprised of Messrs. Miller, Robinson and Verni. Mr. Robinson serves as our compensation committee chairperson. The composition of our compensation committee meets the requirements for independence under current New York Stock Exchange listing standards and SEC rules and regulations. The purpose of our compensation committee is to oversee our compensation policies, plans and benefit programs and to discharge the responsibilities of our Board of Directors relating to compensation of our executive officers. During fiscal year 2014, the compensation committee held four meetings. The responsibilities of our compensation committee include, among other things:

•	overseeing our overall compensation philosophy and compensation policies, plans and benefit programs;

•	reviewing and approving for our executive officers: the annual base salary, annual incentive bonus (including the specific goals and amounts), equity compensation, employment agreements, severance agreements, change in control arrangements, and any other benefits, compensation or arrangements;

•	to the extent determined appropriate by the compensation committee, reviewing, approving and/or making recommendations to the Board of Directors with respect to employee compensation and overseeing equity compensation for our service providers;

•	preparing the compensation committee report that the SEC requires to be included in our annual proxy statement; and

•	at the direction of our Board of Directors, administering our equity compensation plans.

Our compensation committee receives advice from Compensia, an independent compensation consulting firm, with respect to executive compensation decisions. Working with management, Compensia met with our compensation committee and provided various data and recommendations.

Our compensation committee was established in accordance with, and operates under a written charter that satisfies, the applicable rules of the SEC and the listing standards of the New York Stock Exchange. A copy of the charter of our compensation committee is available on the Investors section of our website at http://investors.ondeck.com/governance.

Corporate Governance and Nominating Committee

Our corporate governance and nominating committee is comprised of Messrs. Miller, Hartwig and Verni. Mr. Miller serves as our nominating and governance committee chairperson. The composition of our corporate governance and nominating committee meets the requirements for independence under current New York Stock

Exchange listing standards and SEC rules and regulations. The corporate governance and nominating committee was formed in December 2014 in connection with our initial public offering and held no meetings in 2014. The responsibilities of our corporate governance and nominating committee include, among other things:

•	identifying, evaluating and making recommendations to our Board of Directors regarding, nominees, including stockholder nominees, for election to our Board of Directors and its committees;

•	considering and making recommendations to our Board of Directors regarding the composition of our Board of Directors and its committees;

•	reviewing developments in corporate governance practices;

•	evaluating the adequacy of our corporate governance practices and reporting;

•	developing and making recommendations to our Board of Directors regarding our corporate governance guidelines;

•	reviewing the succession planning for each of our executive officers;

•	evaluating the performance of our Board of Directors and of individual directors; and

•	reviewing and making recommendations to the Board of Directors regarding director compensation.

Our corporate governance and nominating committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the New York Stock Exchange. A copy of the charter of our corporate governance and nominating committee is available on the Investors section of our website at http://investors.ondeck.com/governance.

Risk Management Committee

Our risk management committee is comprised of Messrs. Breslow and Wolfson and Ms. Thompson. Mr. Breslow serves as our risk management committee chairperson. During fiscal year 2014, the risk management committee held five meetings. The responsibilities of our risk management committee include, among other things:

•	overseeing our risk governance framework and reviewing our policies and practices on risk assessment and risk management;

•	reviewing management’s implementation of risk policies and procedures to assess their effectiveness;

•	reviewing our risk appetite and risk tolerance, methods of risk measurement, risk limits, and the guidelines for monitoring and mitigating such risks;

•	reviewing with management the categories of risk we face, including risk concentrations and risk interrelationships, likelihood of occurrence, and potential impact;

•	evaluating reports regarding our risks, our management function, and the results of risk management reviews and assessments; and

•	reviewing and discussing with management our risks, our management function and its effectiveness, and coordinating with management subcommittees regarding oversight of certain categories of risk determined by the risk management committee.

A copy of the charter of our risk management committee is available on the Investors section of our website at http://investors.ondeck.com/governance.

Considerations in Evaluating Director Nominees

Our corporate governance and nominating committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our corporate governance and nominating committee will consider the current size and composition of our Board of Directors and the needs of our Board of

Directors and the respective committees of our Board of Directors. Some of the qualifications that our corporate governance and nominating committee considers include, without limitation, issues of character, integrity, judgment, diversity, including diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest and other commitments. Nominees must also have the ability to offer advice and guidance to our Chief Executive Officer based on past experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. Director candidates must have sufficient time available in the judgment of our corporate governance and nominating committee to perform all Board of Directors and committee responsibilities. Our corporate governance and nominating committee does not currently have a separate process for identifying and evaluating nominees for director recommended by security holders or a separate process for considering diversity in identifying nominees for director. Members of our Board of Directors are expected to prepare for, attend, and participate in all Board of Directors and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our corporate governance and nominating committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.

Although our Board of Directors does not maintain a specific policy with respect to board diversity, our Board of Directors believes that our Board of Directors should be a diverse body, and our corporate governance and nominating committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our corporate governance and nominating committee may take into account the benefits of diverse viewpoints. Our corporate governance and nominating committee also considers these and other factors as it oversees the annual Board of Directors and committee evaluations. After completing its review and evaluation of director candidates, our corporate governance and nominating committee recommends to our full Board of Directors the director nominees for selection.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee has ever been an executive officer or employee of ours. None of our executive officers currently serve, or have served during the last completed year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board of Directors or compensation committee.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that is applicable to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers.

Board Leadership Structure

Our Board of Directors currently believes that our company is best served by combining the roles of a chairman of the Board and chief executive officer, coupled with a lead independent director. Mr. Breslow, our Chief Executive Officer, is the director most familiar with our business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside the industry, while our chief executive officer brings company-specific experience and expertise. Our Board of Directors believes that the combined role of Chairman of the Board of Directors and Chief Executive Officer is the best leadership structure for us at the current time because it promotes the efficient and effective development and execution of our strategy and facilitates information flow between management and the Board of Directors, which are essential to effective governance.

Our Board of Directors has appointed James D. Robinson III to serve as our lead independent director. As lead independent director, Mr. Robinson presides over periodic meetings of our independent directors, serves as a liaison between our Chairman and the independent directors and performs such additional duties as our Board of Directors may otherwise determine and delegate.

Board’s Role in Risk Oversight

In addition to the responsibilities performed by our risk management committee, the Board of Directors plays an active role in overseeing management of the Company’s risks. The Board of Directors focuses on the most significant risks facing the Company, such as credit risk, interest rate risk, liquidity risk, and other market-related risk, as well as operational risks related to our business, assets and liabilities, and seeks to ensure that risks undertaken by the Company are consistent with a level of risk that is appropriate for the Company and the achievement of its business objectives and strategies. The Board of Directors recognizes that risk management and oversight comprise a dynamic and continuous process and reviews the Company’s risk model and process periodically. The Board of Directors performs these tasks both in collaboration with and independently of the risk management committee.

Non-Employee Director Compensation

The following table summarizes compensation paid to our non-employee directors during the year ended December 31, 2014. Directors who are also our employees receive no additional compensation for their service as a director. During the year ended December 31, 2014, one director, Mr. Breslow, our Chief Executive Officer and Chairman of the Board, was an employee. Mr. Breslow’s compensation is discussed in “Executive Compensation.”

Name	Fees Earned or Paid in Cash(1)		Option Awards		Total
James D. Robinson III	$1,613		—		$1,613
David Hartwig	1,613		—		1,613
J. Sanford Miller	1,653		—		1,653
Jane J. Thompson	21,875	(2)	$289,187	(3)	311,062
Ronald F. Verni	1,512		—		1,512
Neil E. Wolfson	2,097		—		2,097

(1)	The amount reported represents the fees earned for service on the Board of Directors and committees of the Board of Directors for a partial year of service pursuant to our Outside Director Compensation Policy effective as of December 2014.

(2)	Represents the pro-rated amount accrued to Ms. Thompson based on an annual retainer of $40,000 for her service as a director, which was effective upon her election to the Board of Directors.

(3)	Upon joining the Board of Directors in August 2014, Ms. Thompson received an option grant of 60,000 shares, with a grant date fair value of $289,187.

The following table lists all outstanding equity awards held by our non-employee directors as of December 31, 2014.

Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable		Option Exercise Price Per Share	Option Expiration Date
James D. Robinson III	—	—		—	—
David Hartwig	—	—		—	—
J. Sanford Miller	—	—		—	—
Jane J. Thompson	8/14/2014	60,000	(1)	$10.66	8/14/2024
Ronald F. Verni	6/13/2012	105,000	(2)	0.425	6/13/2022
Neil E. Wolfson	—	—		—	—

(1)	Shares subject to the option vest in 48 equal monthly installments beginning on September 14, 2014.

(2)	One-fourth of the shares subject to the option vested on May 13, 2013 and one forty-eighth of the shares vest monthly thereafter.

Outside Director Compensation Policy

In October 2014, the Board of Directors approved our Outside Director Compensation Policy. Members of the Board of Directors who are not employees are eligible for awards under the Outside Director Compensation Policy. The Outside Director Compensation Policy was effective in December 2014.

Under the Outside Director Compensation Policy, outside directors will receive compensation in the form of equity and cash, as described below:

Cash Compensation

Effective March 25, 2015, each outside director receives an annual cash retainer at a rate of $40,000 for serving on the Board of Directors. Previously, our outside directors received an annual cash retainer at a rate of $30,000, other than Ms. Thompson, whose annual cash retainer was $40,000. The cash retainers are paid quarterly and prorated for fractional periods.

The chairpersons and non-chair members of the Board’s four standing committees will be entitled to the following cash retainers each year (paid quarterly):

Board Committee	Chairperson Retainer	Non-Chair Member Retainer
Audit Committee	$17,000	$7,500
Compensation Committee	10,000	5,000
Risk Management Committee(1)	10,000	5,000
Corporate Governance and Nominating Committee	6,000	2,500

(1)	Mr. Breslow, our Chief Executive Officer and Chairman of the Board, serves as chairperson of our risk management committee and does not receive the retainer set forth above because he is employed by the Company and is not an outside director.

Equity Compensation

Upon joining the Board, each newly elected outside director will receive an equity award of either stock options or restricted stock units with a grant date fair value of $330,000. If this award is an option, it will vest generally over a four-year period, subject to continued service through each vesting date. If this award is restricted stock units, it will vest generally over a three-year period, subject to continued service through each vesting date.

On the date of each annual meeting of our stockholders beginning with the 2015 Annual Meeting, each outside director will receive an equity award of either stock options or restricted stock units with a grant date fair value of $150,000. This award will fully vest upon the earlier of the 12-month anniversary of the grant date or the next annual meeting, in each case, subject to continued service through the vesting date.

Notwithstanding the vesting schedules described above, the vesting of each equity award will accelerate in full upon a change in control and termination of directorship.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires directors, certain officers and ten percent stockholders to file reports of ownership and changes in ownership with the SEC. Based upon a review of filings with the SEC and/or written representations that no other reports were required, we believe that all reports for the Company’s officers and directors that were required to be filed under Section 16 of the Exchange Act were timely filed for fiscal year 2014.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of February 28, 2015 by:

(1)	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;

(2)	each of our named executive officers;

(3)	each of our directors; and

(4)	all executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. Under SEC rules, the calculation of the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person includes both outstanding shares of our common stock then owned plus any shares of our common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of February 28, 2015. Shares subject to those options for a particular person are not included as outstanding, however, for the purpose of computing the percentage ownership of any other person. We have based percentage ownership of our common stock on 69,386,059 shares of our common stock outstanding as of February 28, 2015. Unless otherwise indicated, the address of each beneficial owner listed on the table below is c/o On Deck Capital, Inc., 1400 Broadway, 25th Floor, New York, New York 10018.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Outstanding
5% Stockholders:
RRE Ventures IV, L.P(1)	8,627,396	12.4
Entities affiliated with Institutional Venture Partners(2)	8,102,276	11.7
Tiger Global Management, LLC(3)	6,350,000	9.2
Entities affiliated with Village Ventures(4)	6,074,138	8.8
Sapphire Ventures Fund I, L.P.(5)	5,686,354	8.2
Entities affiliated with SAB Capital Advisors(6)	4,001,234	5.8
Google Ventures 2013, L.P.(7)	3,536,952	5.1
Named Executive Officers and Directors:
Noah Breslow(8)	1,640,622	2.3
James Hobson(9)	326,807	*
Howard Katzenberg(10)	442,126	*
David Hartwig(11)	5,686,354	8.2
J. Sanford Miller(12)	8,102,276	11.7
James D. Robinson III(13)	8,627,396	12.4
Jane J. Thompson(14)	10,000	*
Ronald F. Verni(15)	64,375	*
Neil E. Wolfson(16)	115,648	*
All executive officers and directors as a group (10 persons)(17)	25,166,020	35.3

*	Represents beneficial ownership of less than 1%.

(1)

Consists of 8,627,396 shares held of record by RRE Ventures IV, L.P. (RRE LP). RRE Ventures GP IV, LLC (RRE GP), the general partner of RRE LP, has sole voting and dispositive power with respect to the shares held by RRE LP. James D. Robinson IV and Stuart J. Ellman, as the

managing members of RRE GP, share voting and dispositive power with respect to the shares held by RRE LP. The address for each of these entities is c/o RRE Ventures, 130 East 59th Street, 17th Floor, New York, New York 10022.

(2)	Consists of (i) 4,051,138 shares held of record by Institutional Venture Partners XIII, L.P. (IVP XIII) and (ii) 4,051,138 shares held of record by Institutional Venture Partners XIV, L.P. (IVP XIV). Institutional Venture Management XIII LLC (IVM XIII) is the general partner of IVP XIII and Institutional Venture Management XIV LLC (IVM XIV) is the general partner of IVP XIV. Todd C. Chaffee, Norman A. Fogelsong, Stephen J. Harrick, J. Sanford Miller and Dennis B. Phelps, as the managing directors of IVM XIII, share voting and dispositive power with respect to the shares held by IVP XIII. Messrs. Chaffee, Fogelsong, Harrick, Miller, Phelps and Jules A. Maltz, as the managing directors of IVM XIV, share voting and dispositive power with respect to the shares held by IVP XIV. The address for each of these entities is c/o Institutional Venture Partners, 3000 Sand Hill Road, Suite 250, Menlo Park, California 94025.

(3)	Based on information contained in a Schedule 13G/A filed with the SEC on February 17, 2015, Tiger Global Management, LLC (Tiger Global), Charles P. Coleman III, Feroz Dewan, Lee Fixel and Scott Shleifer have shared voting and dispositive power with respect to all of the reported shares. These shares are owned by private funds advised by Tiger Global. None of these private funds individually own more than 5% of the outstanding shares of our common stock. The address for Tiger Global is 9 West 57th Street, 35th Floor, New York, New York 10019.

(4)	Consists of (i) 5,166,212 shares held of record by Village Ventures Fund II, L.P. (VVF II); (ii) 70,846 shares held of record by Village Ventures Fund II-A, L.P. (VVF II-A); and (iii) 837,080 shares held of record by Village Ventures Fund II-B, L.P. (VVF II-B) . Village Ventures Capital Partners II, LLC (VVCP) is the general partner of VVF II, VVF II-A and VVF II-B. Village Ventures Capital Management, LLC (VVCM) is the manager of VVCP. Matthew C. Harris and William Bo S. Peabody, as the Class A members of VVCM, share voting and dispositive power with respect to the shares held by VVF II, VVF II-A and VVF II-B. Village Ventures, Inc., a corporation controlled by Messrs. Harris and Peabody, is the advisor to VVCM. The address for each of these entities is c/o Village Ventures, Inc., One Bank Street, 2nd Floor, Williamstown, Massachusetts 01267.

(5)	Based on information contained in a Schedule 13G filed with the SEC on February 17, 2015, Sapphire Ventures Funds I, L.P. (Fund I), Sapphire Ventures (GPE) I, L.L.C. (Sapphire GP), the general partner of Fund I, and Nino Nikola Marakovic, a managing member of Sapphire GP, have sole voting and dispositive power with respect to all of the reported shares. Fund I beneficially owns all of the reported shares on behalf of a wholly-owned subsidiary of Fund I. The address for each of these entities is 3408 Hillview Avenue, Bldg. 5, Palo Alto, California 94304. Sapphire Ventures funds were previously known as SAP Ventures funds.

(6)	Based on information contained in a Schedule 13G/A filed with the SEC on February 17, 2015, (i) 2,209,245 shares are held for the account of SAB Capital Partners, L.P.; (ii) 40,730 shares are held for the account of SAB Capital Partners II, L.P.; and (iii) 1,751,259 shares are held for the account of SAB Overseas Master Fund, L.P. (collectively, the SAB LPs). SAB Capital Advisors, L.L.C., the general partner of the SAB LPs (General Partner), SAB Capital Management, L.P., the investment manager of the SAB LPs (Investment Manager), SAB Capital Management L.L.C., the general partner of the Investment Manager, and Scott A. Bommer, the managing member of each of the General Partner and IMGP, share voting and dispositive power with respect to the shares held by the SAB LPs. The address for each of these entities is 767 Fifth Avenue, 44th Floor, New York, New York 10153.

(7)

Consists of 3,536,952 shares of common stock held by Google Ventures 2013, L.P. (GV 2013). Google Ventures 2013 GP, L.L.C. (GP 2013), the general partner of GV 2013, and Google, Inc., the managing member of GP 2013, may be deemed to have sole voting and dispositive power with respect to the shares held by GV 2013. The address for each of these entities is c/o Google Ventures, 1600 Amphitheatre Parkway, Mountain View, California 94043.

(8)	Consists of (i) 62,000 shares held of record by Mr. Breslow; (ii) 32,000 shares held in a trust for Mr. Breslow’s minor daughter for which Mr. Breslow’s spouse serves as trustee; (iii) 32,000 shares held in a trust for Mr. Breslow’s minor son for which Mr. Breslow’s spouse serves as trustee; and (iv) 1,514,622 shares subject to options exercisable within 60 days of February 28, 2015.

(9)	Consists of 326,807 shares subject to options exercisable within 60 days of February 28, 2015.

(10)	Consists of (i) 384,796 shares held of record by Mr. Katzenberg, of which 27,126 shares may be repurchased by us at the original exercise price within 60 days of February 28, 2015; (ii) 25,000 shares held of record by The Howard Katzenberg 2014 Grantor Annuity Trust dated December 7, 2014 for which Mr. Katzenberg serves as trustee; (iii) 25,000 shares held of record by The Howard Katzenberg 2014 Dynasty Trust dated December 7, 2014 for which Mr. Katzenberg’s spouse serves as a trustee; and (iv) 7,330 shares subject to options exercisable within 60 days of February 28, 2015.

(11)	Consists of the shares listed in footnote (5) above, which are held directly by Fund I. Mr. Hartwig is a managing member of Sapphire GP.

(12)	Consists of the shares listed in footnote (2) above, which are held of record by entities affiliated with Institutional Venture Partners. Mr. Miller is a managing director of IVM XIII and IVM XIV.

(13)	Consists of the shares listed in footnote (1) above, which are held of record by RRE LP. Mr. Robinson is a member of RRE GP.

(14)	Consists of 10,000 shares subject to options exercisable within 60 days of February 28, 2015.

(15)	Consists of 64,375 shares subject to options exercisable within 60 days of February 28, 2015.

(16)	Consists of 115,648 shares held of record by Mr. Wolfson.

(17)	Consists of (i) 23,230,595 shares beneficially owned by our executive officers and directors and (ii) 1,935,425 shares subject to options exercisable within 60 days of February 28, 2015.

EXECUTIVE COMPENSATION

Our named executive officers for 2014, which consist of our principal executive officer and the next two most highly compensated executive officers, are:

•	Noah Breslow, our Chief Executive Officer;

•	James Hobson, our Chief Operating Officer; and

•	Howard Katzenberg, our Chief Financial Officer.

Processes and Procedures for Compensation Decisions

Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to the Board of Directors on its discussions, decisions and other actions. Typically, our Chief Executive Officer makes recommendations to our compensation committee, often attends committee meetings and is involved in the determination of compensation for the respective executive officers that report to him, except that our Chief Executive Officer does not make recommendations as to his own compensation. Our Chief Executive Officer makes recommendations to our compensation committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results and performance toward individual goal achievement. Our compensation committee then reviews the recommendations and other data and makes decisions as to total compensation for each executive officer other than the Chief Executive Officer, as well as each individual compensation component. Our compensation committee makes recommendations to the Board of Directors regarding compensation for our Chief Executive Officer. The independent members of the Board of Directors make the final decisions regarding executive compensation for our Chief Executive Officer.

The compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies.

2014 Summary Compensation Table

The following table provides information regarding the compensation of our named executive officers during the year ended December 31, 2014.

Name and Principal Position	Year	Salary		Bonus		Option Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation	Total
Noah Breslow Chief Executive Officer	2014	$305,000	(3)	—		$2,394,939	$268,125	—	$2,968,064
	2013	$265,000		—		$328,743	$144,000	—	$737,743
James Hobson Chief Operating Officer	2014	$283,334	(4)	—		$1,436,912	$175,229	—	$1,895,475
	2013	$273,125		—		$34,670	$197,080	—	$504,875
Howard Katzenberg Chief Financial Officer	2014	$258,339	(5)	—		$766,319	$151,670	—	$1,176,328
	2013	$233,336		$65,000	(6)	$192,083	$94,139	—	$584,558

(1)	The amounts in the “Option Awards” column reflect the aggregate grant date fair value of option awards granted during 2014 computed in accordance with FASB ASC Topic 718. The assumptions that we used to calculate these amounts are discussed in Note 2 to our financial statements included in our Annual Report on Form 10-K filed with the SEC on March 10, 2015. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)	The 2014 reported amounts represent payments earned under the 2014 Annual Incentive Plan as discussed under the section titled “Executive Compensation — 2014 Annual Incentive Plan.”

(3)	Mr. Breslow’s annual salary was increased to $315,000 effective September 2014.

(4)	Mr. Hobson’s annual salary was increased to $300,000 effective September 2014.

(5)	Mr. Katzenberg’s annual salary was increased to $275,000 effective September 2014.

(6)	Mr. Katzenberg received a discretionary spot bonus for certain achievements during 2013.

Executive Employment Arrangements

Noah Breslow

We entered into a confirmatory offer letter with Noah Breslow, our Chief Executive Officer. The offer letter has no specific term and provides that Mr. Breslow is an at-will employee. Mr. Breslow’s annual base salary was $300,000 from the start of 2014 until September 2014, during which time he was eligible for annual incentive payments at a target level of $180,000. Effective September 1, 2014, Mr. Breslow’s annual base salary was increased to $315,000, and he is eligible for annual incentive payments at a target level of $236,250. In addition, we entered into a severance and change in control agreement with Mr. Breslow.

James Hobson

We entered into a confirmatory offer letter with James Hobson, our Chief Operating Officer. The offer letter has no specific term and provides that Mr. Hobson is an at-will employee. Mr. Hobson’s annual base salary was $275,000 from the start of 2014 until September 2014 during which time he was eligible for annual incentive payments at a target level of $123,750. Effective September 1, 2014, Mr. Hobson’s annual base salary was increased to $300,000, and he is eligible for annual incentive payments at a target level of $150,000. In addition, we entered into a severance and change in control agreement with Mr. Hobson.

Howard Katzenberg

We entered into a confirmatory offer letter with Howard Katzenberg, our Chief Financial Officer. The offer letter has no specific term and provides that Mr. Katzenberg is an at-will employee. Mr. Katzenberg’s annual base salary was $250,000 from the start of 2014 until September 2014, during which time he was eligible for annual incentive payments at a target level of $100,000. Effective September 1, 2014, Mr. Katzenberg’s annual base salary was increased to $275,000, and he is eligible for annual incentive payments at a target level of $137,500. In addition, we entered into a severance and change in control agreement with Mr. Katzenberg.

Non-Equity Incentive Plan

2014 Annual Incentive Plan

For 2014, our named executive officers received non-equity incentive plan compensation under our 2014 Annual Incentive Plan based on achievement against company and personal objectives. Payouts were made bi-annually in August 2014 and February 2015 based on performance of both our named executive officers and the Company for two semi-annual periods. During the two semi-annual periods in 2014, the performance of both our named executive officers and the Company exceeded the target expectations. The Company and named executive officer objectives for 2014 were financial metrics (including overall financial performance, total units, new units and new products) and key company goals (including development of OnDeck Marketplace and certain customer-related measures). For the first half of 2014, each named executive officer received non-equity incentive plan compensation equal to 130% of the executive officer’s semi-annual target. For the second half of 2014, each named executive officer received non-equity incentive plan compensation also equal to 130% of the executive officer’s semi-annual target. The aggregate amount of non-equity incentive plan compensation paid to each named executive officer for 2014 is set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. A participant must generally be employed at the time an award is paid in order to receive a payment.

Potential Payments upon Termination or Change In Control

Change in Control and Severance Agreements

In October 2014, our compensation committee approved change in control and severance agreements, or change in control agreements, for our named executive officers, which require us to make specific payments and benefits in connection with the termination of their employment under certain circumstances. These change in control agreements superseded any other agreement or arrangement relating to severance benefits with these named executive officers or any terms of their option agreements related to vesting acceleration or other similar severance-related terms. The descriptions that follow describe such payments and benefits that may be owed by us to each of our named executive officers upon the named executive officer’s termination under certain circumstances.

The change in control agreements remain in effect for an initial term of three years. At the end of the initial term, each agreement will automatically renew for an additional one-year period unless either party provides notice of nonrenewal within 90 days prior to the date of automatic renewal. The change in control agreements also acknowledge that each executive officer is an at-will employee, whose employment can be terminated at any time.

In order to receive the severance benefits described below, each named executive officer is obligated to execute a release of claims against us, provided such release of claims becomes effective and irrevocable no later than 60 days following such named executive officer’s termination date, and to continue to comply with the terms of applicable proprietary agreements and other post-employment restrictive covenants.

In the event of a termination of employment without “cause” (as generally defined below) outside of the “change in control period” (as generally defined below), a named executive officer will receive the following:

•	continued payments of base salary for 6 months (or 12 months for our Chief Executive Officer);

•	payment of the target bonus for the year of termination, pro-rated based on time served;

•	paid COBRA benefits for 6 months (or 12 months for our Chief Executive Officer); and

•	for our Chief Executive Officer only, accelerated vesting of 50% of our Chief Executive Officer’s then-unvested stock options.

In the event of a termination of employment without cause or a resignation for “good reason” (as generally defined below) during the “change of control period”, a named executive officer will receive the following:

•	a lump-sum payment of 12 months of base salary;

•	a lump-sum payment equal to 100% of the target bonus;

•	paid COBRA benefits for 12 months; and

•	100% acceleration of equity awards.

In the event any payment to one of our named executive officers is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (as a result of a payment being classified as a “parachute payment” under Section 280G of the Internal Revenue Code), the executive officer will be entitled to receive such payment as would entitle him to receive the greatest after-tax benefit of either the full payment or a lesser payment which would result in no portion of such severance benefits being subject to excise tax.

For the purpose of the severance agreements, “cause” means generally the occurrence of any of the following:

•	an act of dishonesty by executive in connection with executive’s responsibilities as an employee;

•	the executive’s conviction of, or entry of a plea of guilty or nolo contendere to, a felony or any crime involving fraud or embezzlement;

•	the executive’s gross misconduct;

•	the unauthorized use or disclosure by the executive of our proprietary information or trade secrets or any other party to whom the executive owes an obligation of nondisclosure as a result of the executive’s relationship with us;

•	the executive’s willful breach of any obligations under any written agreement or covenant with us;

•	the executive’s failure to cooperate with an investigation by a governmental authority; or

•	the executive’s continued failure to perform his duties after notice and a cure period.

For the purpose of the change in control agreements, “good reason” means generally an executive’s voluntary termination following the expiration of any cure period following the occurrence of one or more of the following without the executive’s consent:

•	a material reduction of the executive’s duties, authorities or responsibilities;

•	a material reduction of the executive’s base salary; or

•	a material change in the geographic location of executive’s primary work facility or location.

For the purpose of the change in control agreements, “change in control period” means generally the period beginning three months prior to, and ending 12 months following, a change in control.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding stock options and stock awards held by our named executive officers as of December 31, 2014.

	Option Awards						Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)
Noah Breslow	02/12/2010	(1)	99,992	—	0.265	02/12/2020	—		—
	10/06/2011	(2)	323,000	85,000	0.375	10/26/2021	—		—
	06/26/2012	(2)	583,940	350,364	0.425	06/26/2022	—		—
	08/01/2013	(2)	316,666	633,334	0.68	08/01/2023	—		—
	08/14/2014	(2)	—	500,000	10.66	08/14/2024	—		—

James Hobson	07/11/2011	(2)	170,500	59,500	0.375	07/11/2021	—		—
	06/26/2012	(2)	72,992	43,796	0.425	06/26/2022	—		—
	09/01/2013	(2)	31,250	68,750	0.68	09/01/2023	—		—
	08/14/2014	(2)	—	300,000	10.66	08/14/2024	—		—

Howard Katzenberg	—		—	—	—	—	65,001	(3)	1,457,972
	—		—	—	—	—	23,418	(3)	525,266
	10/25/2013	(2)	7,330	76,582	0.68	10/25/2023	—		—
	08/14/2014	(2)	—	160,000	10.66	08/14/2024	—		—

(1)	Shares subject to the option are fully vested and immediately exercisable.

(2)	One-fourth of the shares subject to the option vested on the one year anniversary of the grant date and one forty-eighth of the shares vest monthly thereafter, subject to continued service to us. Shares may be subject to accelerated vesting upon certain qualifying terminations of employment described in the section titled “Change in Control and Severance Agreements.”

(3)

These outstanding restricted shares of our common stock were purchased upon the exercise of stock options that were amended to be exercisable with respect to unvested shares, with the underlying unvested shares subject to a right of repurchase by us at the purchase price. This right of repurchase lapses in accordance with the standard vesting schedule set forth in note (2) above.

Equity Benefit and Stock Plans

Securities Authorized for Issuance under Equity Compensation Plans

At December 31, 2014 we maintained three equity compensation plans, all of which were approved by the Board of Directors and our stockholders prior to our initial public offering in December 2014. The following table provides the information shown for each of the three plans as of December 31, 2014.

EQUITY COMPENSATION PLAN INFORMATION AS OF DECEMBER 31, 2014

Plan	Shares issuable upon exercise of outstanding plan options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Shares remaining available for future issuance under plan (excluding those reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders(1)	10,371,468	(2)	$4.63	9,010,000	(3)
Equity compensation plans not approved by security holders	0		0	0

Total	10,371,468		$4.63	9,010,000

(1)	Includes the following plans: 2014 Equity Incentive Plan (“2014 Plan”), Amended and Restated 2007 Stock Incentive Plan and 2014 Employee Stock Purchase Plan (“ESPP”).

(2)	As of December 31, 2014, there were no outstanding option or other equity grants under the 2014 Plan, and there had not been any purchases pursuant to the ESPP.

(3)	This number includes 7,210,000 shares available for issuance under the 2014 Plan and 1,800,000 shares reserved for issuance under our ESPP. The 2014 Plan provides that on the first day of each fiscal year beginning in 2016 and ending in 2020, the number of shares available for issuance thereunder is automatically increased by a number equal to the least of (i) 7,200,000 shares, (ii) 4% of the outstanding shares of our common stock as of the last day of our immediately preceding fiscal year (the “Threshold Percentage”), (iii) a percentage equal to the Threshold Percentage, plus the difference between the Threshold Percentage and the percentage added to the 2014 Plan for each prior fiscal year; or (iv) such other amount as the Board of Directors may determine. Our ESPP provides that on the first day of each fiscal year beginning in 2016, the number of shares available for issuance thereunder is automatically increased by a number equal to the least of (i) 1% of the outstanding shares of our common stock on the first day of such fiscal year, (ii) 1,800,000 shares, or (iii) such other amount as the Board of Directors may determine.

Compensation Committee Report

The compensation committee has reviewed and discussed the section titled “Executive Compensation” with management. Based on such review and discussion, the compensation committee has recommended to the Board of Directors that the section titled “Executive Compensation” be included in this proxy statement.

Respectfully submitted by the members of the compensation committee of the Board of Directors:

James D. Robinson III (Chair)

J. Sanford Miller

Ronald F. Verni

Limitation on Liability and Indemnification Matters

Our amended and restated certificate of incorporation and amended and restated bylaws provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by Delaware law. Delaware law prohibits our amended and restated certificate of incorporation from limiting the liability of our directors for the following:

•	any breach of the director’s duty of loyalty to us or to our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or unlawful stock repurchases or redemptions; and

•	any transaction from which the director derived an improper personal benefit.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our amended and restated certificate of incorporation does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under our amended and restated bylaws, we are empowered to purchase insurance on behalf of any person whom we are required or permitted to indemnify.

In addition to the indemnification required in our amended and restated certificate of incorporation and amended and restated bylaws, we entered into an indemnification agreement with each member of the Board of Directors and each of our executive officers. These agreements provide for the indemnification of our directors, officers and some employees for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of our company, or any of our subsidiaries, by reason of any action or inaction by them while serving as an officer, director, agent or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by or in the right of our company or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. We believe that these charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. Moreover, a stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In addition to the director and executive officer compensation arrangements and indemnification arrangements discussed above under “Directors, Officers and Corporate Governance” and “Executive Compensation,” the following is a description of each transaction since January 1, 2014 and each currently proposed transaction in which:

•	we have been or are to be a participant;

•	the amount involved exceeded or exceeds $120,000; and

•	any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had or will have a direct or indirect material interest.

Series E Preferred Stock Financing

In February 2014, we sold an aggregate of 5,234,546 shares of Series E preferred stock at a per share purchase price of $14.71. The basis for such purchase price was determined by arm’s-length negotiation between us and the purchasers. Purchasers of the Series E preferred stock include venture capital funds that hold 5% or more of our capital stock and were represented on the Board of Directors. The following table summarizes purchases of Series E preferred stock by such investors:

Name of Stockholder	Number of Series E Shares	Total Purchase Price
Tiger Global Private Investment Partners VII, L.P.(1)	3,399,050	$50,000,026
Institutional Venture Partners(2)	407,888	6,000,032
SAP Ventures Fund I Holdings, LLC(3)(4)	407,886	6,000,003
Google Ventures 2013, L.P.	271,924	4,000,002
First Round Capital(5)	169,954	2,500,023
RRE Ventures IV, L.P.(6)	50,986	750,004

(1)	Shares held by Griffin Schroeder, an affiliate of Tiger Global Private Investment Partners VII, L.P. (Tiger Global), are aggregated with shares purchased by Tiger Global for purposes of reporting share ownership information.

(2)	Affiliates of Institutional Venture Partners holding our securities whose shares are aggregated for purposes of reporting share ownership information include Institutional Venture Partners XIII, L.P. and Institutional Venture Partners XIV, L.P. J. Sanford Miller, a member of the Board of Directors, is a managing director of Institutional Venture Partners XIII, L.P. and Institutional Venture Partners XIV, L.P.

(3)	David Hartwig, a member of the Board of Directors, is a managing member of Sapphire Ventures (GPE) I, L.L.C.

(4)	SAP Ventures is currently in the process of changing its name to Sapphire Ventures. Accordingly, references to Sapphire Ventures for certain funds and SAP Ventures for other funds refer to entities under common control.

(5)	First Round Capital was a holder of more than 5% of our capital stock at the time of the Series E preferred stock transaction. Affiliates of First Round Capital holding our securities whose shares are aggregated for purposes of reporting share ownership information include First Round Capital 2007 Annex Fund LP and First Round Capital 2007 Annex-Q Fund LP.

(6)	James D. Robinson III, a member of the Board of Directors, is a member of RRE Ventures GP IV, LLC.

Policies and Procedures for Related Party Transactions

Our audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person will be defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members. Our audit committee charter provides that the audit committee shall review and approve or disapprove any related party transactions.

Investors Rights Agreement

In March 2014, we entered into an amended and restated investors rights agreement (the “Rights Agreement”) with the holders of our preferred stock and key holders of our common stock, including Neil Wolfson, a director of ours, and entities affiliated with First Round Capital, Google Ventures 2013, L.P., Institutional Venture Partners (“IVP”), RRE Ventures IV, L.P. (“RRE”), SAP Ventures Fund I Holdings, LLC (“SAP”), Tiger Global Private Investment Partners VII, L.P., and entities affiliated with Village Ventures (“Village”), each of which then held 5% or more of our capital stock. J. Sanford Miller, James D. Robinson III, David Hartwig and Matthew Harris are affiliates of IVP, RRE, SAP and Village, respectively, and were members of the Board at the time of entry into the Rights Agreement. The Rights Agreement provides, among other things, that the holders of our preferred stock have the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing. For a more detailed description of these registration rights, see “—Registration Rights.”

Registration Rights

The holders of an aggregate of 56,832,941 shares of our common stock (including shares issuable pursuant to the exercise of warrants to purchase common stock), or their permitted transferees, are entitled to rights with respect to the registration of such shares under the Securities Act. We refer to these shares as “registrable securities.” These rights are provided under the terms of our Rights Agreement, certain outstanding warrants and side letter agreements. These rights include demand registration rights, short form registration rights and piggyback registration rights.

All demand registration rights, Form S-3 registration rights and piggyback registration rights will terminate upon the earliest to occur of: (i) (A) the sale, lease, transfer, exclusive license or other disposition of all or substantially all of our assets or (B) the closing of our merger or consolidation with another entity (except a merger or consolidation in which the holders of our capital stock would continue to hold at least a majority of the voting power of our capital stock or the capital stock of the surviving entity or the parent company of the surviving entity) or (ii) with respect to any holder of registrable securities, when such holder may sell all shares held by it in compliance with Rule 144 within any three-month period, provided that all Form S-3 registration rights and piggyback registration rights continue for three years following the completion of our initial public offering.

We will pay the registration expenses (other than underwriting discounts and commissions) in connection with the registrations described below, including the reasonable fees and disbursements of one counsel for participating holders of registrable securities. In an underwritten offering, the underwriters have the right to limit the number of shares registered by these holders for marketing reasons, subject to certain limitations.

Demand Registration Rights

Beginning on December 16, 2015, the first anniversary of the effective date of the registration statement filed in connection with our initial public offering, the holders of 40% or more of our registrable securities may request that we register the offer and sale of their shares if the anticipated aggregate offering price of such shares, net of selling expenses, is at least $10 million, or such shares would constitute a majority of the common stock that were issued upon conversion of certain shares of preferred stock that were outstanding immediately prior to our initial public offering. We are not required to effect such registration (i) if we have already effected more than two demand registrations, (ii) if the initiating holders propose to dispose of registrable securities that may be immediately registered on Form S-3 or (iii) during the period beginning with the date 60 days prior to our good faith estimate of the date of filing of, and ending 90 days following the effectiveness of the registration statement relating to our initial public offering. In addition, if we determine that it would be materially detrimental to us and our stockholders to effect a demand registration, we have the right to defer such registration, not more than once in any 12-month period, for a period of up to six months, provided that we do not register any of our securities or those of any other stockholder during such six-month period, other than with respect to a registration related to a company stock plan, a registration related to a transaction under Rule 145 of the Securities Act or a registration in which the only common stock being registered is common stock issuable upon conversion of debt securities that are also being registered.

Piggyback Registration Rights

If we propose to register the offer and sale of any of our securities under the Securities Act in connection with the public offering of such securities, the holders of our registrable securities will be entitled to certain “piggyback” registration rights allowing such holders to include their shares in such registration, subject to certain limitations. As a result, whenever we propose to file a registration statement under the Securities Act, other than with respect to a registration related to a company stock plan, a registration related to a transaction under Rule 145 of the Securities Act or a registration in which the only common stock being registered is common stock issuable upon conversion of debt securities that are also being registered, the holders of these shares are entitled to notice of the registration and have the right to include their shares in the registration.

Form S-3 Registration Rights

The holders of our registrable securities may make a written request that we register the offer and sale of their shares on Form S-3 if we are eligible to file a registration statement on Form S-3 so long as the sale of securities registered pursuant to such request would result in an aggregate price to the public, net of selling expenses, of at least $2 million. We are not required to effect such registration (i) during the period beginning with the date 30 days prior to our good faith estimate of the date of filing of, and ending 90 days following the effectiveness of a registration statement relating to a registration initiated by us or (ii) if we have already effected more than two Form S-3 registrations in the prior 12 months. In addition, if we determine that it would be materially detrimental to us and our stockholders to effect a Form S-3 registration, we have the right to defer such registration, not more than once in any 12-month period, for a period of up to six months, provided that we do not register any of our securities or those of any other stockholder during such six-month period, other than with respect to a registration related to a company stock plan, a registration related to a transaction under Rule 145 of the Securities Act or a registration in which the only common stock being registered is common stock issuable upon conversion of debt securities that are also being registered.

STOCKHOLDER COMMUNICATIONS POLICY

Our Board of Directors has adopted a Stockholder Communications Policy to provide a process by which our stockholders may communicate with the non-management members of the Board of Directors. Under the policy, stockholders may send communications to our Chief Legal Officer at On Deck Capital, Inc., 1400 Broadway, 25th Floor, New York, New York 10018, Attn: Chief Legal Officer. Our Chief Legal Officer shall review all incoming communications (except for mass mailings, service complaints or inquiries, job inquiries, business solicitations and patently offensive or otherwise inappropriate material) and, if appropriate, route such communications to the appropriate member(s) of the Board of Directors or, if none is specified, to the Chairman of the Board.

Our Chief Legal Officer may decide in the exercise of his or her judgment whether a response to any communication is necessary and shall provide a report to the Corporate Governance and Nominating Committee on a quarterly basis of any communications received for which our Chief Legal Officer has either responded or determined no response is necessary.

This procedure for communications with the non-management directors is administered by the Company’s Corporate Governance and Nominating Committee. This procedure does not apply to (a) communications to non-management directors from officers or directors of the Company who are stockholders, or (b) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.

AUDIT COMMITTEE REPORT

This Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other OnDeck filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate it by reference therein.

The following is the report of the audit committee of our Board of Directors. The audit committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2014 with our management. In addition, the audit committee has discussed with Ernst & Young LLP, our independent registered public accountants, the matters required to be discussed by standards promulgated by the American Institute of Certified Public Accountants (“AICPA”) and Public Company Accounting Oversight Board (the “PCAOB”), including PCAOB Auditing Standard No. 16 “Communications with Audit Committees.” The audit committee also has received the written disclosures and the letter from Ernst & Young LLP as required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and the audit committee has discussed with Ernst & Young LLP the independence of Ernst & Young LLP.

Based on the audit committee’s review of the matters noted above and its discussions with our independent accountants and our management, the audit committee recommended to the Board of Directors that the financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Respectfully submitted by:

Neil E. Wolfson (Chair)

David Hartwig

Jane J. Thompson

PROPOSAL ONE: ELECTION OF DIRECTORS

The Board of Directors consists of seven members. In accordance with our amended and restated certificate of incorporation, the Board of Directors is divided into three classes with staggered three-year terms. At the 2015 Annual Meeting, two directors will be elected for three-year terms.

Nominees

Our nominating and governance committee of the Board of Directors recommended, and the Board of Directors approved, David Hartwig and Neil E. Wolfson as nominees for election to the Board of Directors at the Annual Meeting. If elected, each of Mr. Hartwig and Mr. Wolfson will serve as directors until our annual meeting in 2018, and until a successor is qualified and elected or until his earlier resignation, death or removal. Each of the nominees is currently a director of the Company. Please see “Directors, Executive Officers and Corporate Governance” in this Proxy Statement for information concerning the nominees.

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR each of David Hartwig and Neil E. Wolfson. If the nominees are unable or decline to serve as a director at the time of the Annual Meeting, the proxies will be voted for another nominee designated by the Board of Directors. We are not aware of any reason that a nominee would be unable or unwilling to serve as a director.

Vote Required

Each director is elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of the vote.

The Board of Directors unanimously recommends that stockholders vote “FOR” the election of each of David Hartwig and Neil E. Wolfson as Class I directors.

PROPOSAL TWO: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTANTS

Our audit committee of the Board of Directors has appointed Ernst & Young LLP as OnDeck’s independent registered public accountants for the year ending December 31, 2015 and the Board recommends that stockholders vote for ratification of such appointment. Notwithstanding its selection or voting results, the audit committee, in its discretion, may appoint new independent registered public accountants at any time during the year if the audit committee believes that such a change would be in the best interests of OnDeck and its stockholders. If our stockholders do not ratify the appointment, the audit committee may reconsider whether it should appoint another independent registered public accounting firm.

Ernst & Young LLP served as OnDeck’s independent registered public accounting firm for the year ended December 31, 2014. We expect that representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

Principal Accounting Fees and Services

The following table sets forth all fees accrued or paid to Ernst & Young LLP for the years ended December 31, 2014 and 2013:

	Year Ended December 31,
	2014	2013
Audit Fees(1)	$1,563,905	$192,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	$85,228	$37,000
All Other Fees(4)	—	—

Total	$1,649,133	$229,000

(1)	Audit Fees consist of professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years. Fees for 2014 also consisted of professional services rendered in connection with our Registration Statement on Form S-1 related to the initial public offering of our common stock completed in December 2014.

(2)	Audit-Related Fees consist of fees for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations concerning financial accounting and reporting standards.

(3)	Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance.

(4)	All Other Fees consist of permitted services other than those that meet the criteria above.

Pre-approval Policy.    Under our audit committee’s policy governing our use of the services of our independent registered public accountants, the audit committee is required to pre-approve all audit and permitted non-audit services performed by our independent registered public accountants in order to ensure that the provision of such services does not impair the public accountants’ independence. In the years ended December 31, 2014 and 2013, all fees identified above under the captions “Audit Fees,” “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” that were billed by Ernst & Young LLP were approved by the audit committee in accordance with SEC requirements.

In the year ended December 31, 2014, there were no other professional services provided by Ernst & Young LLP, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of Ernst & Young LLP.

Vote Required

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the matter is necessary to ratify the selection of Ernst & Young LLP as our independent registered public accountants for the year ending December 31, 2015. Abstentions are treated as shares of common stock present in person or represented by proxy and entitled to vote and therefore, will have the effect of a vote “against” the ratification of Ernst & Young LLP as our independent registered public accountants. Broker non-votes will have no effect on the outcome of the vote.

The Board of Directors unanimously recommends that stockholders vote “FOR” the ratification of the selection of Ernst & Young LLP as OnDeck’s independent registered public accountants for the year ending December 31, 2015.

The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented or otherwise allowed to be considered at the Annual Meeting, the persons named in the enclosed proxy will have discretion to vote shares they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to submit your proxy or voting instructions at your earliest convenience.

BY ORDER OF THE BOARD OF DIRECTORS

New York, New York

March 27, 2015

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., New York time, on May 13, 2015.

Vote by Internet
• Go to www.envisionreports.com/ONDK
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

•	Follow the instructions provided by the recorded message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.
1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain	+
	01 - David Hartwig	☐	☐	☐	02 - Neil E. Wolfson	☐	☐	☐

		For	Against	Abstain

2.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2015.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

2015 Annual Meeting Admission Ticket

2015 Annual Meeting of

On Deck Capital, Inc. Stockholders

Wednesday, May 13th, 2015 at 10:00 a.m. New York time

Wilson Sonsini Goodrich & Rosati, P.C.

1301 Avenue of the Americas,

40th Floor,

New York, NY 10019

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

The meeting is being held at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 1301 Avenue of the Americas, between 52nd and 53rd Streets, 40th Floor, New York, NY 10019. Public transportation is advised.
Subway Information:
• B, D, F and M lines to 47th-50th Streets - Rockefeller Center
• E and M lines to 5th Avenue and 53rd Street
• B, D and E lines to 7th Avenue and 53rd Street
• N, Q and R lines to 7th Avenue and 49th Street
Airport Information:
• La Guardia Airport is approximately 30 minutes away by car
• JFK International Airport is approximately 45 minutes away by car
Parking Information:
• Parking is available for a fee, subject to availability, at several nearby public garages

Attendance at the 2015 Annual Meeting of Stockholders is limited to stockholders. Admission will be on a first-come, first-served basis. On Deck Capital, Inc. has elected to provide its Annual Report on Form 10-K for the year ended December 31, 2014 in lieu of producing a glossy annual report.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Notice of 2015 Annual Meeting of Stockholders

This Proxy is Solicited by the Board of Directors of On Deck Capital, Inc. for the 2015 Annual Meeting of Stockholders to be held Wednesday, May 13, 2015.

The undersigned stockholder of On Deck Capital, Inc., a Delware corporation, hereby acknowledges receipt of the 2015 Notice of Annual Meeting of Stockholders and Proxy Statement for the 2015 Annual Meeting of Stockholders of On Deck Capital, Inc. to be held Wednesday, May 13, 2015 at 10:00 a.m., New York time, at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 1301 Avenue of the Americas, 40th Floor, New York, NY 10019, and hereby appoints Noah Breslow, Howard Katzenberg and Cory Kampfer, and each of them, as proxies and attorneys-in-fact, each with power of substitution and resubstitution and revocation and all powers that the undersigned would possess if personally present, to vote all of the shares owned by the undersigned at such meeting and any postponement(s) or adjournment(s) thereof as set forth on the reverse hereof, and in their discretion upon any other business that may properly come before such meeting and any such postponement(s) and adjournement(s).

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR both director nominees and FOR ratification of independent registered public accounting firm.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

Vote by Internet • Go to www.envisionreports.com/ONDK
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Important Notice Regarding the Availability of Proxy Materials for the

On Deck Capital, Inc. Stockholder Meeting to be Held on Wednesday, May 13, 2015

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to stockholders are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1: Go to www.envisionreports.com/ONDK to view the materials.
Step 2: Click on Cast Your Vote or Request Materials.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Paper Copy of the Proxy Materials – If you want to receive a paper copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 4, 2015 to facilitate timely delivery.

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On Deck Capital, Inc.’s Annual Meeting of Stockholders will be held on Wednesday, May 13, 2015 at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 1301 Avenue of the Americas, 40th Floor, New York, NY 10019, at 10:00 a.m. New York time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends a vote FOR all nominees and FOR Proposal 2:

1.	Election of Directors.
2.	Ratify selection of Auditors.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online, by telephone or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to the On Deck Capital, Inc. 2015 Annual Meeting of Stockholders

Directions to the On Deck Capital, Inc. 2015 Annual Meeting of Stockholders are also available at www.envisionreports.com/ONDK.

The meeting is being held at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 1301 Avenue of the Americas, between 52nd and
53rd Streets, 40th Floor, New York, NY 10019. Public transportation is advised.
Subway Information:
• B, D, F and M lines to 47th-50th Streets - Rockefeller Center
• E and M lines to 5th Avenue and 53rd Street
• B, D and E lines to 7th Avenue and 53rd Street
• N, Q and R lines to 7th Avenue and 49th Street
Airport Information:
• La Guardia Airport is approximately 30 minutes away by car
• JFK International Airport is approximately 45 minutes away by car
Parking Information:
• Parking is available for a fee, subject to availability, at several nearby public garages

Attendance at the 2015 Annual Meeting of Stockholders is limited to stockholders. Admission will be on a first-come, first-served basis. On Deck Capital, Inc. has elected to provide its Annual Report on Form 10-K for the year ended December 31, 2014 in lieu of producing a glossy annual report.

Here’s how to order a copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the Internet, telephone or email options below.
Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below.
If you request an email copy of current materials you will receive an email with a link to the materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.
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Internet – Go to www.envisionreports.com/ONDK. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

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Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

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Email – Send an email to investorvote@computershare.com with “Proxy Materials On Deck Capital, Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of the annual meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 4, 2015.

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